                                                                   EXHIBIT 10.21


[AVANEX LOGO]
AVANEX CORPORATION
42501 Albrae Street, Fremont, CA 94538, U.S.A.
                                             Tel: 510-360-0688 Fax: 510-360-0689
--------------------------------------------------------------------------------

                           ADJUSTMENT TO OFFER LETTER

To:   Paul Jiang
From: Simon Cao, President
Date: September 8, 1998
Re:   New Offer to Paul Jiang, VP Manufacturing

I am pleased to make a new offer to you to adjust your annual salary to $126,500 effective from August 1, 1998.

Your stock Options and other benefits will remain the same as stated on the previous offer letter to you dated January 2, 1998.

To indicate your acceptance of this offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records.

                                        Sincerely,
                                        AVANEX CORPORATION


                                        /s/ SIMON CAO
                                        --------------------------
                                        Simon Cao, PhD
                                        President


ACCEPTED AND AGREED TO this
8th day of Sept., 1998


/s/ PAUL JIANG
--------------------------
Paul Jiang

Enclosures: Duplicate Original Letter

AVANEX CORPORATION
2202 Ensenada Way, San Mateo, CA 94403
-------------------------------------------------------------------------------

                                  OFFER LETTER

To:   Paul Jiang
From: Simon Cao, President
Date: January 1, 1998
Re:   Offer Letter to Paul Jiang

Avanex Corporation is pleased to offer Mr. Paul Jiang, a position of Director of Manufacturing starting on Jan 17, 1998.

Mr. Jiang will report to Simon Cao, Acting CEO. The offer is as follows:

Salary:        US$115,000 per year
Bonus:         To be determined based on merit performance
Stock Options: 1,200,000 shares vested in 4 years
               Condition as Founder status

Company will fully cover your medical and dental insurance starting from the first day of employment.

To accept this offer, please sign and date one copy of this letter and return it to me before Jan. 6, 1998. The second copy of this offer is enclosed for your personal record.

/s/ PAUL JING            1-5-98         /s/ SIMON CAO            1-1-98
----------------       ----------       -------------------    ----------
Paul Jing              Date:            Simon Cao              Date:

Date of Birth:      5-26-58

Social Security No: ###-##-####

Tel:                408-923-6892

Address:            1848 Montage Ct.
                    San Jose, CA 95131

[AVANEX LOGO]
AVANEX CORPORATION
42501 Albrae Street, Fremont, CA 94538, U.S.A.
Tel: 510-360-0688 Fax: 510-360-0689
-------------------------------------------------------------------------------

January 2, 1998


                                  OFFER LETTER


Dear Paul,

     I am pleased to offer you a position with Avanex Corporation (the "Company") as its Director of Manufacturing, commencing on February 2, 1998. You will receive an annual salary of $115,000, which will be paid bi-weekly in accordance with the Company's normal payroll procedures. As a Company employee, you are also eligible to receive certain employee benefits including Medical, Dental, Vision insurance at no cost and dependent coverage at a nominal rate after completing your first month service at Avanex.

     You will begin accruing time off/vacation at a rate of 1.25 days for each full month of employment up to 15 days a year. You are also entitled to have 8 national holidays plus 2 floating holidays with pay.

     We will recommend to the Board of Directors of the Company that, at the next Board meeting, you will be granted an [incentive] stock option entitling you to purchase up to 1,200,000 shares of Common Stock of the Company at the then current fair market value as determined by the Board at that meeting. Such options shall be subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement.

     You should be aware that your employment with the Company is for no specified period and constitutes at will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause.

     For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     I have enclosed our standard Proprietary Information Agreement as a condition of your employment. If you accept this offer, please return to me a signed copy of that agreement.

     In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California. HOWEVER, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended excepted by a written agreement, signed by an officer of the Company and by you.

     We look forward to working with you at Avanex Corporation.

                                        Sincerely,
                                        AVANEX CORPORATION


                                        /s/ SIMON CAO
                                        --------------------------
                                        Simon Cao, Ph.D.
                                        President & CEO


ACCEPTED AND AGREED TO this

5th day of Jan., 1998


/s/ PAUL JIANG
--------------------------
Paul Jiang

Enclosures: Duplicate Original Letter
            Proprietary Information Agreement